EXHIBIT 2.1


                                 AMENDMENT NO. 1

         This Amendment No. 1 (the "Amendment") to Agreement and Plan of Reorganization, dated as of March 4, 1997 (the "Agreement") is made and entered into this 23rd day of June, 1997, by and among Capital Media Group Limited, a Nevada corporation ("CMG"); Unimedia, S.A., a company organized under the laws of the Republic of France, Company No. RCS Paris B 401 988 308 ("Unimedia"); and those holders of Unimedia securities listed on the signature page hereof (sometimes hereinafter collectively referred to as the "Unimedia Shareholders"). Terms defined in the Agreement have the same meaning herein, unless the context otherwise requires, and references to Section numbers contained herein refer to the corresponding sections of the Agreement.

         WHEREAS, on March 14, 1997, the parties hereto entered into the Agreement, which has been terminated and is presently not a binding agreement;

         WHEREAS, CMG and Unimedia have been having discussions regarding amending and reinstating the Agreement;

         WHEREAS, this Amendment sets forth the terms which the parties have agreed to with respect to amending and reinstating the Agreement;

         WHEREAS, Unimedia has arranged to purchase on behalf of investors ("Investors") an aggregate of 7,017,543 shares of CMG's authorized but unissued common stock (the "Subscription") for an aggregate purchase price of $4,000,000 ($.57 per share) in a private placement (the "Offering"), which Offering is currently being made by CMG;

         WHEREAS, as part of that Offering, CMG has agreed to take certain actions, all as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to the following:

         1. EFFECTIVE TIME OF THE AMENDMENT. This Amendment shall become effective (the "Amendment Effective Time") upon the delivery to CMG of: (i) an executed subscription agreement from the Subscriber(s); and (ii) the $4.0 million proceeds of the Subscription (at least $1.5 million of which will be immediately available to CMG and the balance of which will be placed in escrow to be released to CMG at the Effective Time of the Share Exchange). Notwithstanding the foregoing, if the conditions of this Paragraph 1 are not satisfied by the close of business on June 30, 1997, this Amendment shall be null and void and of no further force and effect.

         2. USE OF PROCEEDS OF THE OFFERING. CMG agrees that it will only use the proceeds of the Subscription for the working capital needs of its business in the ordinary course without the prior agreement of the Subscriber.

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         3. APPOINTMENT OF BOARD MEMBER UPON COMPLETION OF THE OFFERING.
Simultaneous with the funding and completion of the Offering as described in Paragraph 1 hereof, the Board shall be expanded to nine members and David Ho shall be appointed as a new member of the Board, to serve until the next annual meeting of shareholders; provided, however, that prior to being appointed to the Board, Mr. Ho will provide CMG with a completed Director's Questionnaire with respect to his background in the form provided by CMG's U.S. securities counsel.

         4. REINSTATEMENT OF THE AGREEMENT. The parties have agreed that at the Amendment Effective Time, the Amendment shall reinstate the Agreement as a binding contract among the parties hereto.

         5. AMENDMENTS TO THE AGREEMENT. The parties hereby agree to the following amendments to the Agreement (unless otherwise stated, changes made herein modify particular Sections of the Agreement and to the extent unmodified, the remaining provisions (or portions of provisions which are not dealt with herein) remain part of the Agreement and continue to apply in all respects):

                  (a) Section 1.1 of the Agreement is modified to reflect that the 90% referred twice in that section shall be changed to 66 2/3% (in all other respects, Section
                           1.1 is unmodified);

                  (b) The parties agree that they will use their best efforts to complete the Share Exchange as soon as possible, but have agreed to an outside closing date. To accomplish this objective, Section 1.2 is hereby modified to change the closing date referred to in that section from March 31, 1997 to July 31, 1997 (in all other respects, Section 1.2 is unmodified);

                  (c) The first paragraph of Section 1.3 is deleted in its entirety and the following paragraph is added in its place:

                           1.3 EXCHANGE OF SECURITIES. At the Effective Time, CMG will issue an aggregate of 8,611,400 shares of its authorized but unissued common stock, $0.001 par value per share of CMG ("CMG Common Stock" or "Common Stock"), to the Unimedia Shareholders identified in
                           SCHEDULE 1.3(A) in exchange for all of the outstanding securities of Unimedia, all as more particularly set forth in the schedule. If less than all of Unimedia outstanding securities are exchanged in the Share Exchange, then a proportionately lower number of shares of CMG Common Stock will be issued in the Share Exchange. For example, if 70% of Unimedia's outstanding securities are exchanged in the Share Exchange, then CMG would issue 6,027,980 shares of CMG Common Stock in the Share Exchange, as opposed to the number of shares set forth above.

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                           In all other respects, Section 1.3 is unmodified;

                  (d)      Section 1.5 is hereby deleted in its entirety;

                  (e) Section 2.6 is modified to reflect that the number of shares of CMG Common Stock outstanding on the date of this Amendment is 25,056,661 shares. In all other respects, Section 2.6 is unmodified;

                  (f) Section 2.8 is modified to change the definition of "CMG Reports" from the documents described in the Agreement as constituting the CMG Reports to the following reports filed by CMG with the SEC after the date of the Agreement: (i) CMG's Annual Report on Form 10-KSB for the year ended December 31, 1996, and
                           (ii) CMG's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 (in all other respects, Section 2.8 is unmodified);

                  (g) Section 2.12 is modified to change the date set forth in this section from September 30, 1996 to March 31, 1997 (in all other respects, Section 2.12 is unmodified);

                  (h) Section 3.9 is modified to add as an additional "Unimedia Financial Statement" (in addition to the other financial statements referred to therein), to be delivered as a condition to closing, the unaudited financial statements of Unimedia for the quarter ended March 31, 1997, including therein a balance sheet at March 31, 1997, and statements of operations and cash flow for the quarter ended March 31, 1997 (in all other respects, Section 3.9 is unmodified);

                  (i) Section 4.2 is modified to delete the reference in subsection (b) to the proposed acquisition of Pixel (in all other respects, Section 4.2 is unmodified);

                  (j) Section 5.3 is modified to reflect that one of Unimedia's directors for purposes of this section shall be Mr. Ho (in all other respects, Section 5.3 is unmodified);

                  (k)      Section 6.12 is hereby deleted in its entirety;

                  (l) Section 6.13 is amended to provide that in addition to providing the financial statements described in that section, Unimedia shall also deliver, as a condition to closing, its unaudited financial statements for the quarter ended March 31, 1997 (in all other respects, Section 6.13 is unmodified);

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                  (m)      Section 8.1 is modified to change the date prior to
                           which CMG is obligated to file a registration statement to register the Registrable Shares from April 30, 1997 to the date which is 30 days after the Effective Date of the closing of the Share Exchange (in all other respects, Section 8.1 is unmodified);

                  (n) Section 12.1(d) is hereby deleted in its entirety and the following new subsections (d) is added in its place:

                                    (d) by Unimedia or CMG, by notice to the others consistent with the notice provisions contained herein, if the Closing shall not have occurred by July 31, 1997 or by CMG if the holders of 66 2/3% or more of Unimedia's then outstanding securities have not entered into this Agreement by July 20, 1997;

                           Additionally, subparagraph (e) of Section 12.1 is modified to change the date on which the parties are required to deliver the schedules required to be delivered under the Agreement and this Amendment until July 4, 1997.

                           In all other respects, Section 12.1 is unmodified.

         6. REMAINDER OF AGREEMENT UNMODIFIED. Except for the changes to the Agreement referred in Section 5 of this Amendment, all of the other provisions of the Agreement remain in full force and effect and continue to be part of the Agreement as if fully set forth herein.

         7. UPDATES OF SCHEDULES. The parties shall update each of the Schedules to reflect true and accurate information at the date of this Amendment, and to provide the financial statements and other information required to be provided hereunder, on or before July 4, 1997.

         8. SIGNATURES OF UNIMEDIA SHAREHOLDERS. Unimedia shall obtain the signatures of not less than 66 2/3 of the outstanding securities of Unimedia on or before July 20, 1997.

         9. FAIRNESS OPINIONS. Pursuant to Section 6.10 and 7.8, the receipt of a fairness opinion from an investment banking firm is a condition to the closing of the Share Exchange for CMG and Unimedia, respectively. The parties have agreed that they will immediately commence the steps necessary to obtain such fairness opinion with respect to the Share Exchange as they intend to procure and to use their best efforts to obtain such fairness opinions as soon as possible. In that regard, Unimedia and CMG agree to cooperate fully with the persons preparing the fairness opinions to provide such information as they request with respect to Unimedia, its business, financial condition, results of operations, management and prospects and CMG, its business, financial condition, results of operations, management and prospects.

         10. SHARES OF CMG COMMON STOCK OWNED BY UNIMEDIA. Unimedia presently owns 4.0 million shares of CMG Common Stock. It is contemplated by this Amendment that such shares (or

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a portion thereof) will be transferred as part of the closing of the Share
Exchange to the securities holders of Unimedia.

         11. EFFECT OF TERMINATION OF THE AGREEMENT. If after this Amendment becomes effective, the Board of Directors of CMG terminates the Agreement, as amended by this Amendment, for any reason (whether or not permitted by the Agreement or this Amendment), then CMG agrees that such action shall automatically be deemed to be a demand by Unimedia, as a more than 10% stockholder of CMG, to call a meeting of the shareholders of CMG to consider and vote upon the composition of the Board of Directors of CMG. CMG agrees that in such event, it will call such a shareholders meeting as soon thereafter as practicable thereafter as required by and in accordance with applicable Nevada law and CMG's articles of incorporation and bylaws.

         12. MODIFICATION OF THE INSTAR LOAN. It shall be a condition to the closing of the Share Exchange by Unimedia that Instar shall have agreed that, based upon the closing of the Share Exchange, they will extend the principal repayment date of the Instar Loan until six months after the closing of the Exchange. In that regard, the parties have been advised by Instar that an extension of the Instar Loan on these terms will be acceptable.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    CAPITAL MEDIA GROUP LIMITED

                                    By: /s/ Charles Koppel
                                        --------------------------------------
                                        Charles Koppel, Co-Chairman

                                    By: /s/ Stephen Kornfeld
                                        --------------------------------------
                                        Stephen Kornfeld, Co-Chairman

                                    UNIMEDIA S.A.

                                    By: /s/ Gilles Assouline
                                        --------------------------------------
                                         Name: GILLES ASSOULINE
                                         Title:   CHAIRMAN AND CEO

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         The undersigned hereby join in this Amendment for the limited purpose of agreeing that they will comply with those sections of this Agreement and the Amendment which are applicable to such parties.

                                             UNIMEDIA PRINCIPAL SHAREHOLDERS

                                             __________________________________
                                             Gilles Assouline, individually

                                             __________________________________
                                             Michel Assouline, individually

                                             Diamond Productions SARL

                                             BY: ______________________________
                                             Name (print): ____________________
                                             Title: ___________________________

                                             UNIMEDIA OTHER SHAREHOLDERS

                                             BIMAP

                                             BY: ______________________________
                                             Name (print): ____________________
                                             Title: ___________________________

                                             Multimedia Investissements

                                             BY: ______________________________
                                             Name (print): ____________________
                                             Title: ___________________________

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                                             Media Venture

                                             BY: ______________________________
                                             Name (print): ____________________
                                             Title: ___________________________


                                             __________________________________
                                             Anne-Marie Assouline, individually


                                            __________________________________
                                            Jean Jacques Assouline, individually

                                            HIP Fenelon


                                            BY: ______________________________
                                            Name (print): ____________________
                                            Title: ___________________________

                                            Souviron Industrie Conseil Sarl


                                            BY: ______________________________
                                            Name (print): ____________________
                                            Title: ___________________________

                                            Horizons Sarl


                                            BY: ______________________________
                                            Name (print): ____________________
                                            Title: ___________________________

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                                         Oradea, Inc.


                                         BY: ______________________________
                                         Name (print): ____________________
                                         Title: ___________________________



                                         __________________________________
                                         Roland Pardo, individually

                                         Reseau Asta International



                                         BY: ______________________________
                                         Name (print): ____________________
                                         Title: ___________________________

                                         Tarbella Enterprises Ltd.


                                         BY: ______________________________
                                         Name (print): ____________________
                                         Title: ___________________________

                                         __________________________________
                                         Francois de Montseignat, individually

                                         __________________________________
                                         Name of corporation (print)


                                         BY: ______________________________
                                         Name (print): ____________________
                                         Title: ___________________________

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                                          _____________________________________

                                          ________________________, individually

                                          _____________________________________
                                          Name of corporation (print)


                                         BY: ______________________________
                                         Name (print): ____________________
                                         Title: ___________________________


                                          _____________________________________

                                          ________________________, individually

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